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                                                                   Exhibit 99(b)

                                                                            1
                    Closing Remarks for Raymond V. Gilmartin
                 Chairman, President and CEO, Merck & Co., Inc.
                          2002 Annual Business Briefing
                                December 10, 2002


Again, thank you for coming to Merck today. To sum up, I would note the following:

The market forces that are shaping this industry are leading to increased demand for value from payers - are their employees and members getting the health outcomes from their prescription drugs that are promised and are they getting them at the right price? The competitive advantage is with those companies who can deliver clinical benefit at a competitive price.

Our research is directed to areas where there is new knowledge about the pathway of the disease, which increases significantly the probability that the medicines we discover will be novel, will be important advances in patient care, and will have proven clinical outcomes. Our focus on efficiency and productivity throughout the entire company should allow us to price these advances competitively and still protect our profitability.

Our long-term financial goal is top tier growth in earnings per share. Our financial strategy is in alignment with our growth strategy and with the risk profile of the pharmaceutical business. We have an exceptionally strong balance sheet and cash flow to fully support our growth strategy and to provide returns to our shareholders in the form of dividends and stock buyback.

The scientific forces that are shaping our industry offer great opportunity to improve the productivity of drug discovery and to open up whole new approaches with which to combat disease and to develop treatments that were previously beyond our reach.

Merck has continued to invest in research, both inside and outside the company, to add to the pipeline of new discoveries, but also, importantly, to increase our research talent and capabilities. Our expanded outreach to excellent science outside the company plays a key role, and our reputation for scientific excellence is an advantage as we pursue external alliances.

We see no shortage of opportunities for new medicines. The flow of new discoveries, industry wide, tends to be somewhat cyclical, but Merck is in the beginning phase of a whole new cycle of product filings and launches between now and 2006. We are resuming growth in 2003 and we believe we have the potential to achieve our long-term growth goals.
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In our view, the FDA has not been, and is not now, an obstacle to the filing of new molecular entities or their approval. The FDA will continue to be tough on safety and efficacy, and they will continue to be vigilant about manufacturing quality and sales and promotion practices.

Adding prescription drug coverage to Medicare will increase access to these discoveries in the US and make them more affordable, but a greater allocation of resources and a much greater commitment to the building of health care delivery systems will be required to increase access to medicines in the developing world.

As I said before, the environment I am describing today is one in which we see more opportunity than threat, and to be clear, it's an environment that we are strongly advocating through our public policy initiatives. Greater demand for clinical benefit at the right price and a regulatory approach that supports and rewards safety, efficacy, quality and responsible sales and promotion practices serves the patient interest; serves the public interest; serves Merck's interests; and serves your interests.


Merck's strategy of discovering drugs that provide significant clinical benefit and bringing them to market in an efficient, responsible and ethical way provides the maximum benefits for patients and creates the greatest value for shareholders. In today's environment, the successful companies will be those who have the best science and conduct themselves ethically and with integrity.

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